NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 25, 2006

To The Shareholders of Omega Flex, Inc.:

Please take notice that the Annual Meeting of the Shareholders of Omega Flex, Inc. (the “Company”) will be held at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts adjacent to the Company’s headquarters, on Tuesday, July 25, 2006 at 1:00 p.m. local time, for the following purposes:

1.	To elect three Class 1 Directors for a three year term expiring at the 2009 Annual Meeting of Shareholders.

2.	To ratify the appointment by the Audit Committee of the Board of Directors of Vitale, Caturano & Company, Ltd., as independent auditors for the Company for the fiscal year ending December 31, 2006.

3.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Pursuant to the By-Laws of the Company, the Board of Directors has by resolution fixed the close of business on June 6, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. Enclosed is your copy of the Proxy Statement and the Annual Report of the Company, including the financial statements for the year ended December 31, 2005, which have been mailed to all shareholders. Please refer to them for information concerning the affairs of the Company. The Annual Report does not constitute proxy soliciting material.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE YOURE SHARES OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. THIS WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors

Omega Flex, Inc.

By: \S\ J. Nicholas Filler
J. Nicholas Filler, Secretary

Principal Executive Office:

Omega Flex, Inc.

260 North Elm Street

Westfield, Massachusetts, 01085

June 23, 2006

OMEGA FLEX, INC.

CORPORATE OFFICES

260 North Elm Street

Westfield, Massachusetts 01085

June 23, 2006

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

July 25, 2006

Tuesday

SOLICITATION AND REVOCATION OF PROXIES

The accompanying proxy is solicited by and on behalf of the Board of Directors of Omega Flex, Inc., hereinafter referred to as "Omega Flex" or the "Company". The cost of the solicitation of proxies will be borne entirely by the Company. Regular employees of the Company may solicit proxies by personal interview, mail or telephone and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record by such persons. Georgeson Shareholders Communications, Inc. has been retained by the Company to assist in the distribution of proxy materials and the solicitation of proxies by mail, for a fee of $1,500, plus expenses to be paid by the Company. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about June 23, 2006.

If a proxy in the accompanying form is duly executed and returned, the shares represented will be voted at the Annual Meeting and where a choice is specified, will be voted in accordance with the specification made. Proxies may be revoked at any time prior to voting by (1) executing and delivering a new proxy to the Secretary of the Company at or before the Annual Meeting, (2) voting in person at the Annual Meeting or (3) giving written notice of revocation to the Secretary of the Company at or before the Annual Meeting.

This Proxy Statement and proxy card are being provided to shareholders of record of the Company as of June 6, 2006 in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of the Shareholders to be held on Tuesday, July 25, 2006.

__________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this proposed transaction, passed upon the merits or fairness of this transaction, or determined that the proxy statement is truthful or complete.  It is illegal for any person to tell you otherwise.

MATTERS TO BE ACTED UPON

Proposal 1 - Election of Directors

Our Board of Directors is currently divided into three classes, with members of each class holding office for staggered three-year terms (in all cases, subject to the election and qualification of their successor, or in the event of their death, resignation or removal). Unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect, the persons named in the enclosed proxy will, upon receipt of a properly executed proxy, vote to elect David K. Evans, David W. Hunter and Stewart B. Reed as Class 1 directors for a term expiring at the 2009 Annual Meeting of Stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the nominees is currently a Class 1 director whose term expires at the 2006 Annual Meeting of Stockholders. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by our Board of Directors.

The Nominees to serve as directors for a three-year term expiring at the 2009 Annual Meeting of Stockholders (Class 1 Directors) are:

David K. Evans	Age 51	Director of Omega Flex since 1996
David W. Hunter	Age 77	Director of Omega Flex since 2005
Stewart B. Reed	Age 58	Director of Omega Flex since 2005

For complete biographical information concerning each of the three Class 1 Directors, please refer above to the information under the caption "DIRECTORS - BACKGROUND INFORMATION"

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE THREE NOMINEES LISTED ABOVE AS DIRECTORS.

Proposal 2 - Ratification of Audit Committee’s Appointment of Auditors.

To ratify the appointment by the Audit Committee of the Board of Directors of Vitale, Caturano & Company, Ltd., as independent auditors for the Company for the fiscal year ending December 31, 2006. Although action by the shareholders in this matter is not required, the Board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of our financial controls and reporting. If a majority of the shares present and entitled to vote on the proposed do not ratify the selection of Vitale, Caturano & Company, Ltd., the Audit Committee will consider the vote and the reasons therefor in future decisions on the selection of independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF AUDITORS.

No business other than that set forth in the attached Notice of Annual Meeting is expected to be acted upon, but should any other matters requiring a vote of shareholders be properly brought before the Annual Meeting or any postponement or adjournment thereof, the persons named in the accompanying proxy card will vote thereon according to their best judgment in the interest of the Company.

Vote Required

The Company's By-Laws provide that the presence of the holders of a majority of the issued and outstanding stock of the Company entitled to vote at the Annual Meeting, present in person or represented by a proxy, shall constitute a quorum for the Annual Meeting and that the vote of the shareholders who hold a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote will decide any question brought before the Annual Meeting, unless otherwise provided by statute or the Company's Restated Articles of Incorporation or By-Laws.

The nominees for election as directors of the Company at the Annual Meeting who receive the greatest number of votes cast will be elected as directors for the three (3) positions on the Board of Directors of the Company to be filled.

Where the quorum requirement set forth above is met, broker non-votes will have no effect on the outcome of the election of directors or the ratification of the appointment of the independent accountants because the matters to be acted upon are routine matters for which brokers have the discretion to vote on behalf of beneficial owners in the absence of instructions from beneficial owners. Abstentions will have no effect on the outcome of such election, but will have the same effect as a negative vote with respect to the ratification of the appointment of the independent accountants.

Voting Rights

The shareholders entitled to vote at the Annual Meeting will be those whose names appeared on the records of the Company as holders of its common stock at the close of business on June 6, 2006, the record date. As of June 6, 2006, there were issued and outstanding 10,153,633 shares of common stock of the Company, all of which are entitled to vote. The Company is not entitled to vote the shares of common stock held in the treasury nor are such shares considered “issued and outstanding.” As of June 6, 2006 there were no shares of common stock held in the treasury.

Shareholders are entitled to one vote for each share held on all matters to be considered and acted upon at the Annual Meeting. Cumulative voting is not permitted. There are three (3) directors to be elected at the Annual Meeting to be held July 25, 2006. Unless otherwise indicated on the proxy cards, the votes represented by such proxies will be voted in favor of the nominees listed thereon and in favor of the Proposals set forth above under the caption “Matters to be Acted Upon.”

Shareholder Proposals

Proposals which shareholders wish to present for consideration at the Annual Meeting to be held in 2007 pursuant to SEC Rule 14a-8 must be received at the Company's Corporate Offices no later than December 30, 2006 in order to be included in the Company's proxy statement and proxy relating to such meeting. Upon receipt of any proposal, the Company will determine whether or not to include such proposal in next year’s proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor and other specified matters. These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement and proxy.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Under the proxy rules of the Securities and Exchange Commission, a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned under these proxy rules. The information set forth in this proxy statement concerning beneficial ownership of shares of the common stock of the Company has been received from or on behalf of the persons named. The only persons known by the Company to be the beneficial owners of more than five percent (5%) of the common stock of the Company as of June 6, 2006 are John E. Reed, Stewart B. Reed and Kevin R. Hoben, all of whom are directors of the Company. The address of each of Messrs. J.E. Reed, S.B. Reed and Mr. Hoben is 260 North Elm Street, Westfield, Massachusetts 01085. The amount and nature of their beneficial ownership is included in the table below.

Security Ownership Of Directors And Executive Officers

The directors of the Company and the executive officers and directors as a group beneficially owned shares of the Company's outstanding Common Stock as follows on June 6, 2006 (including the rights to acquire beneficial ownership of shares upon the exercise of stock options exercisable within 60 days):

	Shares of
Beneficial Owner	Common Stock	Percent of
	Owned	Class
Directors
John E. Reed	3,311,200 (1)	32.61%
Stewart B. Reed	2,195,387 (2)	21.62%
Kevin R. Hoben	1,016,213	10.00%
Mark F. Albino	406,145	4.00%
David K. Evans	540 (3)
Bruce C. Klink	500	*
David W. Hunter	22,830 (4)	*
Lawrence J. Cianciolo	5,500 (5)	*
Edward J.Trainor	500	*

Executive Officers
E. Lynn Wilkinson	300	*
Steven A. Treichel	0	*
Bernard E. Quinlan	0	*

Total (6)	6,959,115	68.53%

*indicates less than 1% ownership of the issued and outstanding common stock.

Except as otherwise noted in the footnotes below, the entity, individual director or executive officer or their family members or principal shareholder has sole voting and investment power with respect to such securities.

(1)

Excludes 13,307 share of common stock held by a family trust for which he is not trustee, to which he disclaims ownership. Excludes 1,712,691 shares of common stock held by John E. Reed as trustee for various family trusts, but for which he disclaims beneficial ownership. However, 1,325,833 of such shares are included in the shares listed as beneficially owned by Stewart B. Reed per note (2) below. Includes 13,307 shares of common stock held by spouse, to which he disclaims beneficial ownership. Includes 524,994 shares of common stock owned by Sterling Realty Trust, a Massachusetts trust of which John E. Reed is the trustee and of which he and a family trust are the beneficiaries.

(2)	Includes 1,325,833 shares of common stock owned by the Stewart B. Reed Trust, of which Stewart B. Reed is the beneficiary and John E. Reed is the trustee.
(3)	Shares are held by corporation of which Mr. Evans is an officer and shareholder, and beneficial ownership is disclaimed except to the extent of Mr. Evans’ pecuniary interest.
(4)	Includes 9,500 shares of common stock held by his spouse to which he disclaims ownership.
(5)	Includes 2,500 shares of common stock held by his spouse to which he disclaims ownership.
(6)	Includes all directors and executive officers (12, including those listed in the table above.)

There has been no change of control of the Company since the beginning of the last fiscal year.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

General Information

The Omega Flex Board of Directors consists of nine Directors, five of whom have been determined by the Board to be independent directors under the requirements set forth in the Corporate Governance Guidelines of the Board, applicable Securities and Exchange Commission (SEC) rules and the NASDAQ Listing Standards. Directors John E. Reed, Chairman; Stewart B. Reed; Kevin R. Hoben, President and CEO; and Mark F. Albino, Executive Vice President and COO; have been determined not to be independent directors. The Company’s Board’s Governance Guidelines are enclosed with this Proxy Statement in Annex A and can be found at the Company’s website at www.omegaflex.com. The Company will provide any person, without charge, upon filing a written request to the Secretary of the Company at its general offices, with a copy of the Company’s Corporate Governance Guidelines. The process by which Directors are considered for nomination is more fully described in the report of the Nominating/Governance Committee below.

During the calendar year of 2005 the Board of Directors held four (4) meetings. All Directors were present at all of the meetings. At each meeting non-management, independent directors had the opportunity to meet in executive session. The Company’s Corporate Governance Guidelines sets forth the policy that all directors are encouraged, but not required to attend the Annual Meeting of Shareholders. The Annual Meeting of Shareholders to be held on July 25, 2006 will be the first meeting since we became a publicly traded company in 2005.

Our presiding independent director is the Vice Chairman of the Board of Directors, currently Mr. Edward J. Trainor.

The Board of Directors has adopted a Code of Business Ethics, applicable to all employees of the Company, including its principal executive officer, its principal financial officer, its principal accounting officer or controller and persons performing similar functions. This Code of Business Ethics is enclosed with this Proxy Statement in Annex B and can be found at the Company’s website at www.omegaflex.com. The Company will provide any person, without charge, upon filing a written request to the Secretary of the Company at its general offices, with a copy of the Company’s Code of Business Ethics. Amendments to and waivers from the Code of Business Ethics will be disclosed on the Company’s website within five (5) business days following the date of amendment or waiver.

The Company is not aware of any material proceeding in which any director or executive officer, or any associate of any director or executive officer, is a party adverse to the Company or has any material interest adverse to the Company. The Company is not aware of having made any charitable contribution to an entity of which any Director is a director, trustee or executive, in excess of the reporting thresholds of $1,000,000 or 2% of such entity’s gross revenues.

Communication with the Board

Shareholders who wish to communicate with the Company’s Board of Directors may do so in writing, addressed to the Chairman of the Board of Directors, or to any individual director, at the Company’s corporate headquarters at Omega Flex, Inc., 260 North Elm Street, Westfield, Massachusetts, 01085. Shareholders wishing to communicate with the director presiding over the executive session of the Company’s non-management directors may direct such communications to the Vice Chairman of the Board, at the address set forth above. All such correspondence will be forwarded to the Company’s Investor Relations Department, which will review the correspondence. The Board has delegated to the Investor Relations personnel discretion to review such correspondence, and forward any matters dealing with current, specific business or customer matters to the appropriate senior management in the Company. All other correspondence will be forwarded to the appropriate director designated by the shareholders.

Director Background Information

The following persons constitute the Company’s Board of Directors. Only the Class 1 directors are standing for election for a three-year term and until their respective successor have been elected and qualified. No other candidates for election to the Board of Directors have been proposed or nominated.

Director Biographies

Mark F. Albino, Age 53

Mr. Albino is currently Executive Vice President & Chief Operating Officer. Since 1996, Mr. Albino served as Senior Vice President – Manufacturing & Engineering until he assumed his current position in 2005. Mr. Albino has served as our director since 1996, and has also served as director of Omega Flex Limited since 2001. Prior to his joining us, Mr. Albino held a variety of positions in manufacturing and engineering with Titeflex Corporation and Western Consolidated Technologies. Mr. Albino is a Class 3 Director with a term expiring at the Annual Meeting of Shareholders in 2008.

Lawrence J. Cianciolo, Age 63

Mr. Cianciolo is currently an attorney and tax consultant in private practice in New Hartford, Connecticut. He previously was the Vice President – Tax of Grolier Incorporated, and prior to that he worked at Peat Marwick Mitchell & Co. in its tax department. Mr. Cianciolo is a Class 2 Director with a term expiring at the Annual Meeting of Shareholders in 2007.

David K. Evans, Age 51

Mr. Evans is currently the Construction Manager of American Residential Services, LLC, a large construction company headquartered in Raleigh, North Carolina. Previously, he was the General Manager of Metro Heating and Air Conditioning, Inc. of Raleigh, North Carolina prior to its acquisition by ARS. Mr. Evans previously held a number of senior executive positions at TD Industries, Inc. of Dallas, Texas. Mr. Evans is a Class 1 Director with a term expiring at the current Annual Meeting of Shareholders, and is a candidate for election.

Kevin R. Hoben, Age 59

Mr. Hoben is currently President and Chief Executive Officer of Omega Flex, and has served in that position since 2005, and prior to that he served as President since 1996. Mr. Hoben also has served as our director since 1996 and as a director and chairman of our United Kingdom subsidiary, Omega Flex Limited, since 2001. Prior to joining Omega Flex, Mr. Hoben served in a number of senior executive positions with Titeflex Corporation, a manufacturer of flexible metal hose located in Springfield, Massachusetts. Mr. Hoben is also a trustee of Williston-Northampton School, a private secondary school in Easthampton, Massachusetts. Mr. Hoben is a Class 3 Director with a term expiring at the Annual Meeting of Shareholders in 2008.

David W. Hunter, Age 77

Mr. Hunter has been Chairman of Hunter Associates, Inc., an investment-banking firm in Pittsburgh, Pennsylvania since 1992. From 1990 to 1992 he was Chairman Emeritus of Parker/Hunter, Inc., an investment-banking firm in Pittsburgh, Pennsylvania, where he was Chairman from 1978 until 1990. Mr. Hunter is also a Director of Lockhart Companies, Kiene Diesel Accessories, Inc., Justifacts, and Quanterra, Inc. He served as Chairman of the Board of Governors of the National Association of Securities Dealers, Inc. from 1986 to 1987. Mr. Hunter is also a director of Mestek, Inc. Mr. Hunter is a Class 1 Director with a term expiring at the current Annual Meeting of Shareholders, and is a candidate for election.

Bruce C. Klink, Age 55

Mr. Klink is Vice President – Pricing & Business Development for Dominion Resources, Inc., a diversified energy producer headquartered in Richmond, Virginia. Mr. Klink previously held a number of executive positions primarily in senior positions for pricing and regulatory affairs with Consolidated Natural Gas prior to its acquisition by Dominion Resources, and prior to that, held a variety of positions in CNG in accounting, auditing, and regulatory affairs. Mr. Klink is a Class 2 Director with a term expiring at the Annual Meeting of Shareholders in 2007.

John E. Reed, Age 90

Mr. J.E. Reed is our current Chairman of the Board of Directors and had been Chairman, since 1997. He is currently Chairman and Chief Executive Officer of Mestek, Inc. and has served as a Mestek director since 1986. From 1986 until 1989 he was President and Chief Executive Officer of Mestek, and prior to the 1986 merger of Mestek and Reed National Corp., had been President and Chief Executive Officer of Reed since he founded it in 1946. Mr. Reed is also a director of CareCentric, Inc., Atlanta, Georgia, and Wainwright Bank & Trust Co., Boston, Massachusetts. Mr. J.E. Reed is a Class 3 Director with a term expiring at the Annual Meeting of Shareholders in 2008.

Stewart B. Reed, Age 58

Through April 1996, Mr. S.B. Reed was formerly employed as the Executive Vice President of Mestek and he now serves as a consultant to Mestek on acquisitions, labor and employment matters. Prior to the 1986 merger of Mestek and Reed National Corp., Mr. Reed had been Executive Vice President of Reed in charge of corporate development. Mr. Reed had been employed by Reed since 1970. Mr. Reed is a director of Mestek, Inc., and CareCentric, Inc., Atlanta, Georgia. Mr. Reed is the son of John E. Reed, our Chairman of the Board. Mr. S.B. Reed is a Class 1 Director with a term expiring at the current Annual Meeting of Shareholders, and is a candidate for election.

Edward J. Trainor, Age 65

Mr. Trainor is currently Chairman of the Board of Standex International Corporation (NYSE: SXI) and was formerly Chairman and Chief Executive Officer of Standex from 2001 to 2002, was President and Chief Executive Officer of Standex from 1995 to 2001, and was President of Standex from 1994 to 1995. Prior to joining Standex, Mr. Trainor held a variety of executive positions with Kodak Corporation in engineering and manufacturing. Mr. Trainor is also a director of Mestek, Inc. Mr. Trainor is a Class 2 Director with a term expiring at the Annual Meeting of Shareholders in 2007.

Executive Officers

The executive officers of the Company in addition to Mr. Hoben and Mr. Albino, whose biographies appear in the section entitled "Director Background Information" above, are the following:

E. Lynn Wilkinson, Age 62

Mr. Wilkinson is currently Vice President – Finance & Chief Financial Officer, which he has held since 2005. Mr. Wilkinson joined Omega Flex in 1996, initially as a consultant and subsequently as Vice President – Finance, a position he has held since 1998 and Treasurer of our subsidiaries, Omega Flex, Ltd. since 2001, and Exton Ranch since 2003. He has previously served in similar positions with Western Rubber Company from 1994 to 1996, as a small business financial consultant with Wilkinson & Associates from 1990 to 1993, and Titeflex Corporation dating from 1980 to 1989. He holds a Masters Degree in Business Administration from Indiana University and passed the Certified Public Accounting Exam in 1975, and subsequently passed the Certified Internal Auditor and Certified Management Accounting exams.

Steven A. Treichel, Age 55

Mr. Treichel is currently the Senior Vice President-Corporate Development and Facilities Management, which he assumed in early 2006. Previously he served as Vice President – TracPipe® Operations from 1996 to 2002, where he is responsible for engineering for the TracPipe® product line and research and development. Previously he served as Vice President of the company in manufacturing and in engineering from 1990 to 2002, and prior to that, he was Plant Manager and Process Engineer from 1984 to 1990. Prior to joining Omega Flex, Mr. Treichel held a number of managerial positions at American Flexible Hose Company from 1978 to 1984, in manufacturing of metal hose fabrication, welding and assembly.

Bernard E. Quinlan, Age 53

Mr. Quinlan is currently Managing Director of Omega Flex Limited, our English subsidiary, a position he has held since 2003, and was previously General Manager from 2000-2003. Previously he served in a number of senior executive positions with Senior Flexonics from 1993 to 2000, and in a number of manufacturing and executive positions with TI Group from 1975 to 1993. Mr. Quinlan has a degree in Chemical Engineering, with an industrial year at the Brewing Industry Research Foundation.

COMPLIANCE WITH SECTION 16(a)

OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Company, as well as persons who own more than ten percent (10%) of a registered class of the company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2005, all applicable Section 16(a) filing requirements were satisfied, except as follows: the Securities and Exchange Commission had declared the Company’s Registration Statement on Form 10 effective as of July 22, 2005, and several insiders (Mestek, Inc., Kevin R. Hoben and Mark F. Albino) did not report their initial statement of ownership in the Company’s common stock within 2 business days after the Company’s Registration Statement became effective. However, such initial statements on Form 3 were filed by the above insiders on July 27, 2005, which was 3 business days after the Company’s Registration Statement became effective and prior to the effective date of the spin-off of the Company from Mestek, Inc. As a consequence of the spin-off, Mestek, Inc.

distributed all of its equity interests in the Company to Mestek’s shareholders, and Mestek, Inc. no longer has any equity interests in the Company.

BOARD COMMITTEES

The Board of Directors has four (4) standing committees: Nominating/Governance, Audit, Executive and Compensation.

Nominating/Governance Committee

The Board of Directors has established the Nominating/Governance Committee pursuant to the Company’s By-Laws and the NASDAQ Listing Standards. The Nominating/Governance Committee's responsibilities are as set forth in its Charter, attached to this Proxy Statement as Annex C and can be found at the Company’s website at www.omegaflex.com, and include (a) evaluating and recommending nominees for election as directors to the Board of Directors, (b) recommending to the Board of Directors criteria for membership on the Board, (c) proposing nominees to fill vacancies on the Board of Directors as they occur, and (d) recommending principles of corporate governance pursuant to which the Board and its committees perform their respective duties. The Committee consulted with each other and management as necessary to discharge its duties during the last twelve months. The current members of the Committee are Messrs. Cianciolo (Chairman), S.B. Reed and Hunter. The board of directors determined that two of the three Committee members are independent directors in accordance with the Company’s Corporate Governance Guidelines, applicable SEC rules and the requirements of the NASDAQ Listing Standards. In selecting candidates for election to the Board of Directors at future annual meetings of shareholders, the Committee will consider prospective candidates whose names have been submitted by shareholders in accordance with the procedures described in the Committee’s report, below. Such submissions should be in writing and directed to the Secretary of the Company at 260 North Elm Street, Westfield, Massachusetts 01085.

Audit Committee

The Board of Directors has established and maintains an Audit Committee comprised of three of the Company’s independent directors. No member of the Audit Committee serves on the Audit Committee of more than three public companies.

The Audit Committee’s responsibilities are as set forth in its Charter, attached to this Proxy Statement as Annex D and can be found at the Company’s website at www.omegaflex.com. These responsibilities include assisting the Board of Directors in its oversight of the accounting and financial controls of the Company and the Company’s compliance with legal and regulatory requirements. The Audit Committee selects the independent auditors, reviews the scope of the audit and the results of the audit, approves permitted non-audit services (such as tax services), and reviews the financial and disclosure controls procedures. The Audit Committee also oversees management’s efforts to establish and maintain a process for handling complaints or concerns relating to accounting or financial matters, as well as compliance issues generally.

The Audit Committee acts pursuant to the Company’s By-Laws and the Audit Committee Charter. The Audit Committee Charter is reviewed annually by the Audit Committee to determine the charter’s adequacy to respond to the issues raised in the course of the Audit Committee’s activities. The Audit Committee has acted under its charter. The Committee held 6 meetings in 2005, at which all members attended in person or by telephone, and consulted with each other and management as necessary to discharge its duties throughout 2005. Please see the report of the Audit Committee set forth in this Proxy Statement. The current members of the Audit Committee are Messrs. Trainor (Chairman), Klink and Cianciolo. The Board of Directors has determined that (a) both Mr. Klink and Mr. Cianciolo are an

“audit committee financial expert” under SEC rules, and (b) each of the Audit Committee members are “financially sophisticated” as required by the NASDAQ Listing Standards.

Executive Committee

To the extent permitted by the laws of the Commonwealth of Pennsylvania, the Executive Committee has and may exercise all the powers and authorities of the Board of Directors as follows: (a) to take action on behalf of the Board of Directors during intervals between regularly scheduled meetings of the Board of Directors if it is impracticable to delay action on a matter until the next regularly scheduled meeting of the Board of Directors, and (b) to take action on all matters of the Company that have been delegated for action by the Board of Directors. The Executive Committee meets from time to time, irregularly, and consults with each other and management as necessary to discharge its duties. The current members of the Committee are Messrs. J.E. Reed (Chairman), Hoben and Albino.

Compensation Committee

The Compensation Committee’s responsibilities are as set forth in its Charter, attached to this Proxy Statement as Annex E and can be found at the Company’s website at www.OmegaFlex.com, and include reviewing the compensation of the Chief Executive Officer and the executive officers of the Company and recommending to the Board of Directors the amount of compensation to be paid, the bonus formulae and other compensation for the Chief Executive Officer and the executive officers of the Company. Please see the report of the Compensation Committee set forth in this Proxy Statement. The Committee met in December 2005 and in January 2006, with all members in attendance, to consider and recommend compensation matters to the Board of Directors with respect to the fiscal year ending December 31, 2005. The current members of the Committee are Messrs. Hunter (Chairman), Evans and Trainor, each of whom have been determined to be independent directors in accordance with the Company’s Corporate Governance Guidelines, applicable SEC rules and the requirements of NASDAQ Listing Standards.

BOARD REPORTS

Nominating/Governance Committee Report

And Director Nomination Process

This report of the Nominating/Governance Committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1993 or under the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document, and shall not otherwise be deemed filed under such Acts. The Company will provide any person, without charge, upon filing a written request to the Secretary of the Company at its general offices, with a copy of the Company’s Nominating/Governance Committee Charter.

REPORT

The Nominating/Governance Committee met twice during 2005 to discuss and recommend the adoption of the Company’s Corporate Governance Guidelines by the full Board, and to nominate candidates for Directors of the Company at its Annual Meeting of Shareholders.

The Company has a policy, as set forth in its By-Laws, of considering candidates for election to the Board of Directors who may be nominated by the shareholders. The Board of Directors recognize and fully appreciate their positions of stewardship of the Company for the benefit of the shareholders, and the Board firmly ascribes to the proposition that the shareholders should be free to exercise their franchise to select and elect the persons who direct the Company in which the shareholders have invested. To that end, the Bylaws of the Company provide for a process by which shareholders may nominate individuals for election to the Board of Directors. This process requires that such shareholder nomination be made in writing by a shareholder holding, or by a group of shareholders who in the aggregate hold, five percent (5%) or more of the Company’s common stock continuously for at least one year prior to the date of the submittal of such candidate, and delivered to the Chairman of the Board of Directors not later than 120 days prior to the anniversary date of the immediately preceding annual meeting. Such nomination must also include (a) the name and residence of each proposed nominee and of the nominating shareholder, (b) the principal occupation of each proposed nominee, (c) the written consent of each nominee to serve as a director of the Company, if elected, and (d) any information regarding each nominee proposed by a shareholder that would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities and Exchange Act of 1934, and the rules and regulations promulgated thereunder.

Any candidate for election to the Board of Directors nominated by a shareholder shall possess the minimum qualifications required of any of the directors, as required by the Bylaws and by the Corporate Governance Guidelines, to wit: (a) be a natural person, (b) be not less than 21 years of age, and (c) not be a director, officer or employee of a competitor of the Company. The specific skills or expertise of a shareholder nominee should complement the needs of the Board at the time of the election. These needs will vary from time to time based on the composition of the Board. In reviewing and identifying candidates for the Board of Directors, the Nominating/Governance Committee is charged with a mandate under the Company’s Corporate Governance Guidelines to identify and consider candidates having significant skills or experience in any one or more of the following areas: understanding of the application and use of some or all of the Company’s products, understanding of various manufacturing technologies, an understanding of general accounting principles as applied in the preparation and reporting of financial statements of a public company, and expertise and knowledge of management of a large multi-facility organization, international experience, and other pertinent characteristics – all in the context of an assessment of the then current perceived needs of the Company.

Identification of persons to become nominees for the Board of Directors are obtained through a variety of sources, including the directors, the chairman of the board, the executive officers of the Company, and trade or industry groups in which the Company participates. Once a candidate has been identified, the Nominating/Governance Committee evaluates such candidate based upon his or her length and breadth of business experience, specific skills or knowledge, values, and other qualities which the Company may deem pertinent. The Committee’s review may include personal interviews and/or reference checks. This process is applied regardless of whether the potential nominee has been identified and proposed by a shareholder or by any other person.

As of the date of this proxy statement neither the Chairman of the Board nor the Nominating/Governance Committee had received from shareholders owning more than 5% of the Company’s common stock a nomination of any individual to the Board of Directors. There are no nominees included on the Company’s proxy card who are not standing for re-election.

Lawrence S. Cianciolo, Chairman, Stewart B. Reed, David W. Hunter, Members

Audit Committee Report

This report of the Audit Committee and the attached Charter of the Audit Committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange

Commission or to the liabilities of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document, and shall not otherwise be deemed filed under such Acts. No members of the Audit Committee are officers or employees of the Company or any of its subsidiaries. The Audit Committee furnished the following report as required under the revised proxy rules adopted by the Securities and Exchange Commission. The Company will provide any person, without charge, upon filing a written request to the Secretary of the Company at its general offices, with a copy of the Company’s Audit Committee Charter.

REPORT

The Audit Committee met six times during the 2005 fiscal year and discussed with the Company’s management the interim financial statements of the Company for each applicable reporting period prior to the filing or distribution of such financial statements. The Audit Committee met in March 2006 to review and discuss with the Company’s management and the independent auditors, together and separately, the audited financial statements of the Company for the fiscal year ended December 31, 2005. Management has the responsibility for preparation of the Company’s financial statements, and the independent auditors have the responsibility for examining those statements and expressing an opinion thereon. The Audit Committee’s primary responsibility with respect to the Company’s financial statements is one of review and oversight.

The Committee has acted, pursuant to its Charter, and has during the year, (a) reviewed with the independent auditors their internal quality control procedures and independence from management, (b) reviewed with management and the independent auditors recent accounting pronouncements and their effect on the financial statements of the Company, (c) reviewed the Company’s financial and disclosure control procedures instituted by management, and (d) reviewed with the Vice President-Finance and Chief Financial Officer the Company’s internal system of financial and accounting controls and the results of internal audits.

The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement and Auditing Standards No. 61, titled “Communication with Audit Committees,” and received from the independent auditors written disclosures regarding the independence of the independent auditors from the Company as required by Independence Standards Board Standard No. 1, titled “Independence Discussions with Audit Committees.” The Audit Committee considered the compatibility of the non-audit services the Company received from its independent auditor and the effect of such engagements on the independence of the independent auditors.

Based on all of the above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Edward Trainor, Chairman, Lawrence J. Cianciolo, Bruce C. Klink, Members.

NOTE: If any person wishes to communicate with the Company’s Audit Committee regarding any question or concern arising out of the Company’s accounting, internal financial controls, or auditing matters, such questions or concerns should be forwarded to the Company under its Compliance Reporting Policy, a copy of which is available for viewing at www.OmegaFlex.com/compliance.asp.

Compensation Committee Report On Executive Compensation

This report of the Compensation Committee and the attached Charter of the Compensation Committee, shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission or to the liabilities of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document, and shall not otherwise be deemed filed under such Acts. The Compensation Committee furnished the following report on Executive Compensation as required under the revised proxy rules on executive compensation adopted by the Securities and Exchange Commission The Company will provide any person, without charge, upon filing a written request to the Secretary of the Company at its general offices, with a copy of the Company’s Compensation Committee Charter.

REPORT

The Compensation Committee of the Board of Directors (the “Committee”), which consists entirely of independent, non-employee Directors, has the responsibility for (a) fixing the elements of a comprehensive compensation program for the chief executive officer and the executive officers of the Company to provide rewards and create incentives for their performance in maintaining and improving the profitability of the Company and enhancing long-term shareholder value; (b) reviewing the levels of compensation to be paid or granted to the chief executive officer and the executive officers of the Company; and (d) recommending to the full Board of Directors the levels of such compensation to be paid or awarded.

The Compensation Committee is fully committed to the proposition that the compensation to be paid to the Chief Executive Officer and the executive officers of the Company should be fashioned in a manner so as to encourage initiatives by such officers which will promote the long-term growth and enhancement of the intrinsic value of the Company, with a view that the growth of the Company’s intrinsic value will ultimately translate into the growth and enhancement of the interests of the shareholders in the Company. This compensation program is further intended to provide incentives to the executive officers based on compensation which is linked in part to the financial results of the Company. The Compensation Committee is also mindful of the need to attract and retain individuals possessing the vision and leadership skills necessary to continue the Company’s growth into the future. With these propositions in mind, the Compensation Committee has based the compensation of the Company’s executive officers upon three pillars: base salary, performance-related bonuses based on the actual financial results of the Company measured against its pre-established business plans, and long-term incentives, such as restricted stock or phantom stock units, supplemental retirement programs or contractual change-in-control arrangements.

Base salary. The Compensation Committee annually reviews the annual base salary of the Chief Executive Officer and the recommendations of the Chief Executive Officer of the annual base salary of the Company’s other executive officers. The factors upon which the Compensation Committee determines the base salary of the Chief Executive Officer and the Company’s other executive officers include the performance in the preceding year in meeting pre-established business plan goals, the level of responsibility within the Company, and the contributions of the Chief Executive Officer and each of the Company’s executive officers that will enhance the long range prospects of the Company, but the effects of which may not be immediately apparent. In 2005, the annual base salary of the Chief Executive Officer was increased from $155,427 to $169,215.

Annual Bonus Plan. The bonus policies under which the Compensation Committee makes its recommendations to the full Board of Directors regarding performance-based cash bonuses are the Executive Officer Bonus Policy.

The Compensation Committee annually determines the eligible executive officers of the Company for participation in the Executive Officer Bonus Policy. The Compensation Committee also establishes the targets by which the Company’s financial performance will be measured for purposes of the Executive Officer Bonus Policy, utilizing a specified rate of return on the Company’s net investment in its businesses. Each participating executive officer is assigned a percentage by the Compensation Committee in both the bonus pool based on their respective levels of performance and responsibility. The percentage of each participating executive officer is applied to the amounts by which the Company’s operating profits exceed the specified targets of return on tangible net worth plus borrowed capital as of January 1st of the then current fiscal year, after deduction for all other bonuses and goodwill which are eliminated from net worth for this purpose. The specified return targets for the executive officer bonus program for 2005 was a twenty (20%) return. Mr. Quinlan’s bonus was calculated exclusively on the results of Omega Flex Limited.

As demonstrated in the Summary Compensation Table, the performance-based cash bonuses paid to the Company’s executive officers in 2005 are a significant portion of their respective total compensation and thus the Compensation Committee’s objective of providing incentives to the Company’s executive officers, based in part on the financial results of the Company, has been achieved.

Other Compensation. The Company has not yet adopted a broad based long term incentive compensation program for its executive officers. Our long-term incentives will be primarily in the form of phantom stock units, supplemental executive retirement plans, or change in control agreements. However, restricted stock may also be granted on a selected basis to attract, retain and motivate key executives critical to our long-term success. We may or may not use any one or all of these methods for our executive compensation. The objective of these awards is to advance our longer-term interests and those of our shareholders and to complement incentives tied to annual performance. These awards will provide rewards to executives based upon the creation of incremental shareholder value. Both the Chief Executive Officer and the Executive Vice President are shareholders of the Company as a result of exercising their options under The 1996 Omega Flex, Inc. Stock Option Plan and therefore, the interests of the most senior management and the shareholders have been substantially aligned. The 1996 Plan was terminated prior to the ‘spin-off’ from Mestek. This close alignment and recent changes in accounting principles make it unlikely that the Company will institute a stock option plan in the furture.

After considering all of the factors and making recommendations upon the annual base compensation and bonus formulae and percentage participations for the Chief Executive Officer and each of the other executive officers of the Company, the Compensation Committee presents this report to the full membership of the Board of Directors at its December meeting each year. The recommendations of the Compensation Committee for 2005 was presented, discussed and voted upon, and approved in an Executive Session of the Board of Directors of the Company, Messrs. Hoben and Albino abstaining.

In addition, each year the entire Board of Directors, based upon the recommendation of the Compensation Committee, considers the percentage participation of all employees (including the Chief Executive Officer and the other executive officers of the Company) in the Company’s profit sharing plan. For the fiscal year ended December 31, 2005, the Compensation Committee recommended and the Board of Directors voted a Company contribution of three percent (3%) of annual base salary for all eligible employees up to the OASDI maximum of $90,000 and a Company contribution of six percent (6%) of annual base salary for all eligible employees for amounts in excess of the OASDI maximum of $90,000 (as limited in accordance with the Employee Retirement Income Security Act).

David W. Hunter, Chairman, Bruce C. Evans, Edward J. Trainor, Members.

Director Compensation

Directors who are also employees of the Company receive no separate compensation for serving as directors or as members of any committees of the Board. Each non-employee directors will receive the following compensation:

A.	$6,000 annual cash retainer,
B.	$1,500 for attending each board meeting,
C.	$1,500 for each committee meeting held separately from a board meeting,
D.	$500 for each telephonic committee meeting,
E.	$2,000 for additional retainer for members of the Audit Committee, and
F.	$2,000 for additional retainer for each chairman of a committee.

Directors are also reimbursed for their reasonable expenses in attending or participating in a Board or committee meeting.

Compensation Committee Interlocks

Since May of 2005 when it was constituted, the members of the Compensation Committee have been Messrs. Hunter (chairman), Evans and Trainor. None of the members of the Compensation Committee was or has been an officer or employee of the Company. None of our executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or the Compensation Committee.

EXECUTIVE COMPENSATION

Consistent with the revised proxy rules on executive compensation adopted by the Securities and Exchange Commission, set forth below is information concerning the annual compensation (salary, bonus and other) for services in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2005, 2004 and 2003 of those persons who were at December 31, 2005 (a) the Chief Executive Officer of the Company and (b) the other four most highly compensated executive officers of the Company who were serving in such capacity at December 31, 2005, as determined by the Directors.

Summary Compensation Table

Under the revised proxy rules on executive compensation adopted by the Securities and Exchange Commission, all suggested columns and headings relating to forms of compensation not offered by the Company have been omitted for presentation in the Summary Compensation Table below.

				All Other
Name and	Fiscal	Annual Compensation(2)		Compensation (3)(4)
Principal Position	Year	Salary	Bonus (1)

Kevin R. Hoben, President	2005	$169,215	$737,000	$13,113
and Chief Executive Officer (5)	2004	$155,427	$460,000	$12,067
	2003	$145,131	$385,395	$11,621

Mark F. Albino,	2005	$129,087	$570,000	$13,030
Executive Vice President (6)	2004	$125,211	$350,000	$11,066
	2003	$117,211	$293,500	$11,031

Steven A. Treichel,	2005	$110,549	$225,000	$38,153
Vice President	2004	$107,638	$175,000	$10,607
	2003	$100,716	$150,000	$10,253

E. Lynn Wilkinson	2005	$100,630	$175,712	$12,772
Vice President-Finance & CFO	2004	$ 97,976	$125,000	$11,697
	2003	$ 92,499	$110,000	$10,661

Bernard E. Quinlan, Managing	2005	$143,106	$ 54,621	$16,308
Director, Omega Flex, Ltd. (6)	2004	$138,653	$ 45,885	$ 2,289
	2003	$109,345	$ 26,470	$ 1,679

Notes to Summary Compensation Table

(1)

All our officers, and certain other key employees involved in our operations, historically have been paid annual bonuses based on the profitability of the business (“Bonus Policy”). Under the Bonus Policy, the bonus for an eligible executive officer is equal to a percentage (which may be different for each participant) of the amount by which our operating profits in each fiscal year exceed a specified return on the average net assets employed by us. The target in 2005 for return on average net assets employed was 20%. Messrs. Hoben, Albino, Treichel and Wilkinson were awarded bonuses under the Bonus Policy for 2005.

(2)

In accordance with the revised rules on executive officer compensation adopted by the Securities and Exchange Commission, amounts of Other Annual Compensation for 2005, 2004, and 2003 (which would include the incremental costs to us of perquisites and personal benefits paid to any executive officer), are excluded because they are less than $50,000 or less than 10% of the total annual salary and bonus compensation for each of the individuals named in the Summary Compensation Table. Such perquisites may include, among others, the compensation attributable to the personal use of a Company automobile and compensation attributable to personal use of club memberships primarily used for business purposes.

(3)

In accordance with the revised rules on executive officer compensation adopted by the Securities and Exchange Commission, amounts of All Other Compensation for 2005, 2004, and 2003 include: the cost of premiums for life insurance and AD&D having a benefit in excess of $50,000 under which we are not a beneficiary; the costs to us of the contributions by us to each executive officer under the 401(k) Plan sponsored by us or Mestek (whereby we match each $1.00 of employee contribution with $0.25 up to the first 6% of salary and bonus); and our contributions on behalf of each executive officer to the profit sharing plan sponsored by us or Mestek, whereby we contribute three percent (3%) of annual base salary up to the OASDI maximum of $90,000 (in 2005) and six percent (6%) of annual base salary for amounts of compensation in excess of the OASDI maximum of $90,000 for 2005 (as limited in accordance with the Employee Retirement Income Security Act), and also includes where applicable amounts imputed with respect to supplemental executive retirement plan, and to a defined contribution plan for employees of our U.K. subsidiary.

(4)

In accordance with the revised rules on executive compensation adopted by the SEC, amounts of long-term compensation have been omitted from the summary compensation table because there have been no grants of stock option awards, supplemental executive retirement plans, change in control agreements or restricted stock units to any of our executive officers in the fiscal years 2005, 2004, and 2003.

(5)

Mr. Hoben is employed under an agreement with us which is automatically extended for one-year periods unless we issue a six-month notice of termination, or Mr. Hoben issues a three-month notice of termination. The contract specifies a certain base salary to be reviewed annually by our Board of Directors . The base salary under this contract for 2005 was $169,215. The contract stipulates that Mr. Hoben was eligible to participate in the Omega Flex 1996 Stock Option Plan, and pursuant to the Plan and the vote of the Board, Mr. Hoben received an option in 1996 to purchase 100 shares (on a pre-split basis) of our common stock at $9,000 per share. Mr. Hoben exercised his option and acquired all of such shares in 2004. The contract provides for severance of one year’s salary if Mr. Hoben is discharged without cause, or severance of one month’s salary if he is discharged for cause. The contract provides for Mr. Hoben to be furnished with the use of a Company automobile and to be reimbursed for legitimate business expenses.

(6)

Mr. Albino is employed under an agreement with us which is automatically extended for one-year periods unless we issue a six-month notice of termination, or Mr. Albino issues a three-month notice of termination. The contract specifies a certain base salary to be reviewed annually by our Board of Directors. The base salary under this contract for 2005 was $129,087. The contract stipulated that Mr. Albino was eligible to participate in the Omega Flex 1996 Stock Option Plan, and pursuant to the Plan and the vote of the Board, Mr. Albino received an option to purchase 40 shares (on a pre-split basis) of our common stock at $9,000 per share. Mr. Albino exercised his option and acquired all of such shares in 2004.

(7)

Salary, bonus and certain personal benefits paid to Mr. Quinlan are paid in British pounds sterling. To provide comparability, we have converted such amount to U.S. dollars using an average exchange rate of £1.82069, £1.8354, and £1.5126, for the years 2005, 2004 and 2003, respectively.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

The Shareholder Return Performance Presentation shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission or to the liabilities of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document, and shall not otherwise be deemed filed under such Acts.

The following graph compares on a cumulative basis changes since August 1, 2005, the date on which the Company’s Common Stock began trading on The Nasdaq National Market, in (a) the total shareholder return on the Common Stock with (b) the total return on the S&P 500 Index and (c) the total return on the S&P 500 Building Products Index. The graph assumes $100 was invested on August 1, 2005 in each of the three alternatives, and that all dividends have been reinvested.

TOTAL RETURN PERFORMANCE

Omega Flex, Inc., S&P 500, S&P Building Materials

(Performance results through 12/31/05)

	Base		INDEXED RETURNS
	Period		Months Ending
Company / Index	8/2/2005	8/31/2005	9/30/2005	10/31/2005	11/30/2005	12/31/2005
Omega Flex, Inc.	100	129.20	129.68	107.79	120.76	141.04
S&P 500 Index	100	98.30	99.09	97.44	101.13	101.16
S&P 500 Building Products	100	98.64	99.40	88.33	91.00	93.41

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Under the separation and distribution agreement dated July 29, 2005 that we entered into with Mestek, Inc. and relating to the distribution of our common stock held by Mestek to its shareholders, we agreed to the following terms:

•

to select the same independent accounting firm as Mestek for any accounting periods that include any financial reporting period for which our financial results are consolidated with Mestek’s financial statements;

•	to use reasonable commercial efforts to cause our auditors to date their opinion on our audited annual financial statements on the same date that Mestek’s auditors date their opinion on Mestek’s consolidated financial statements and to enable Mestek to meet its timetable for the printing, filing and the dissemination to the public of any of its annual financial statements that include any financial reporting period for which our financial results are consolidated with Mestek’s financial statements;

•

not to change our accounting principles, or restate or revise our financial statements, if doing so would require Mestek to restate or revise its financial statements for periods in which our financial results are included in Mestek’s consolidated financial statements unless we are required to do so to comply in all material respects with generally accepted accounting principles and SEC requirements.

The separation and distribution agreement may have the effect of limiting our ability to choose our independent accounting firm, to elect to change one or more of our accounting principles, or restate our financial statements until the expiration of the applicable periods.

Accounting Fees

The Audit Committee approved the retention of Vitale, Caturano & Company, Ltd. to audit the Company’s consolidated financial statements for the year ended December 31, 2005. The Audit Committee has restricted the non-audit services that Vitale, Caturano may provide primarily to tax services. The Audit Committee has selected Vitale, Caturano to audit the Company’s consolidated financial statements in 2006.

The following table sets forth the aggregate amounts invoiced to the Company for the fiscal year ended December 31, 2005 by Vitale Caturano:

Audit Fees:	$ 65,000
Audit-Related Fees:
Quarterly Reviews	$ 22,500
Form 10	$ 25,500

Total:	$113,000

“Audit Fees” are fees the Company paid Vitale, Caturano for professional services for the audit of the Company’s financial statements included in Form 10-K and review of financial statements included in Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. “Audit-Related Fees” are fees billed by Vitale, Caturano for assurance and related services, reasonably related to the performance of the audit or review of the financial statements.

FINANCIAL STATEMENTS

The Company's audited consolidated financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the year ended December 31, 2005, are included in the Company's 2005 Annual Report to Shareholders which was mailed concurrently with this proxy statement to all shareholders of record. The Annual Report does not constitute proxy soliciting material.

June 23, 2006	OMEGA FLEX, INC.

ANNEX A

OMEGA FLEX, INC.

CORPORATE GOVERNANCE GUIDELINES

Except for those matters reserved for decision by the Company’s stockholders, the Board of Directors is the ultimate decision-making body of the Company and the management of the Company is vested with the Board. The Board’s primary responsibility is to oversee the affairs of the Company for the benefit of its stockholders. The Board shall be entitled to consider the interests and needs of employees, customers, suppliers, communities and the greater good of society as it makes its best business judgments as to the long-term and short-term interests of the Company and its shareholders. It elects the senior management team, which is charged with the day-to-day conduct of the Company’s business, and the Board acts as an advisor and counselor to the management team and monitors its performance. Significant policy matters or matters involving significant issues of risk management will be considered by the Board, or, if arising between meetings, by the Executive Committee of the Board.

Selection and Composition of the Board

1.	Board Membership Criteria

The Nominating/Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills, values and qualifications desired of Board members. This assessment should include skills such as understanding of the application and use of some or all of the Company’s products, various manufacturing technologies, an understanding of general accounting principles as applied in the preparation and reporting of financial statements of a public company, and expertise and knowledge of management of a large multi-facility organization, international experience, and other pertinent characteristics ? all in the context of an assessment of the then current perceived needs of the Company. No Director shall serve as a director, officer or employee of a competitor of the Company. Each Board member should be a stockholder in the Company with a minimum of 500 shares owned within six months of election or appointment. Board members should be in a position to fully prepare for, regularly attend and actively participate in Board and Committee meetings and related functions. It is the sense of the Board that its members should be limited to no more than three other public company board memberships, though exception may be made in certain circumstances.

2.	Selection and Orientation of New Directors

The Board itself is responsible for determining the optimum size of the Board, and selecting its own members for filling vacancies and in recommending nominees for election by the stockholders. The Board delegates the screening process involved to the Nominating/Governance Committee with the input from the Chairman and Chief Executive Officer. The Board and the Company will develop and maintain a complete orientation process for new Directors that includes background material, meetings with senior management and visits to Company facilities.

3.	Extending the Invitation to a Potential Director to Join the Board

Upon review and approval of a prospective nominee by the entire Board, the invitation to join the Board should be extended by the Chairman and Chief Executive Officer on behalf of the Board.

Board Leadership

4.	Selection of Chairman and CEO

The Board will choose from its members a Chairman with due consideration for the experience, skills and values of a prospective nominee to this position.

5.	Lead Director

The Board will select a non-management Director who will assume the responsibility of chairing the regularly scheduled meetings of non-management Directors or other responsibilities which the non-management Directors as a whole might designate from time to time. A Vice Chairman of the Board, if one is designated, may fulfill the responsibilities of the Lead Director position.

Board Composition

6.	Size of the Board

The Bylaws of the Company currently authorizes three to fourteen members, and the Board in the recent past has ranged from seven to nine members. It is the sense of the Board that this size is appropriate and useful. However, the Board would be willing to go to a somewhat larger size in order to accommodate the availability of an outstanding candidate(s).

7.	Mix of Independent and Management Directors

The Board believes that as a matter of policy, the Board should consist of a majority of independent directors.

A director shall not be deemed to be “independent” of the Company if he or she has a legal, business, or financial relationship to the Company (other than in his or her capacity as a director or a shareholder) that is either (a) material to the director, or (b) material to the director’s employer, any organization with which the director is affiliated, or to any immediate family member of the director.

Notwithstanding the above, a director shall not be deemed to be “independent” if, within the past three years, he or she (a) has been an employee of the Company, (b) received more than $60,000 per year in direct compensation from the Company (other than compensation as a director), (c) has been an employee of, or affiliated with, the Company’s present or former independent auditors, (d) has been part of an interlocking compensation committee of another company that concurrently employs such director, (e) was an executive officer or employee of a company that makes payments to, or receives payments from, the Company for property or services in an amount which in any single fiscal year exceeds the greater of $1 million, or 2% of such organization’s consolidated gross revenues, or (f) has an immediate family member who falls within categories (a) or (b), who is or was affiliated with or employed in a professional capacity by the Company’s independent auditors, or who is an executive officer of any entity described in category (d) or (e), above.

8.	Directors Who Change Their Present Job Responsibility

Directors are expected to advise the Chairman of the Board and the Chairman of the Nominating/Governance Committee promptly upon accepting any other public company directorship or any assignment to the audit committee or compensation committee of the board of directors of any public company of which such Director is a member.

Directors are expected to report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board and the Chairman of the Nominating/Governance Committee.

It is not the sense of the Board that in every instance the Directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, via the Nominating/Corporate Governance Committee to review the continued appropriateness of Board membership under these circumstances.

9.	Retirement Age

The Board previously approved a resolution requiring the retirement of any Director who attains the age of 75, and is retired from all business responsibilities for more than five years. The Board continues to believe that this policy is appropriate to maintain a level of business knowledge of each of the Directors.

10.	Board Compensation Review

The Board of Directors or an authorized committee thereof will determine and review the form and amount of director compensation, including cash, equity-based awards and other director compensation. In connection with such director compensation, the Board of Directors will be aware that questions may be raised when directors’ fees and benefits exceed what is customary. Similarly, the Board of Directors will be aware that the independence of directors could be questioned if substantial charitable contributions are made to organizations in which a director is affiliated or if the Company enters into consulting contracts with, or provides other indirect compensation to, a director. The Board of Directors will critically evaluate each of these matters when determining the form and amount of director compensation, and the independence of a director. Notwithstanding above, no member of the Audit Committee may receive compensation from the Company except for fees paid in respect of the service of the Director in his capacity as such.

Performance of Duties by Director

11.	Executive Sessions of Outside Directors

The non-management Directors of the Board will meet in Executive Session at least twice each year to be presided by the Lead Director. The Board of Directors or the Company will establish methods by which interested parties may communicate directly with the presiding director or with the non-management directors of the Board of Directors as a group and cause such methods to be disclosed.

12.	Retention of Advisors

The Board and its several committees shall have the right from time to time, to retain and consult with outside advisors, including legal counsel, to assist the Directors in the performance of their duties, and shall also have the right to establish and approve the fees payable to such advisors and other material terms of their retention.

13.	Assessing the Board’s Performance

The Board of Directors will conduct a self-evaluation annually to determine whether it and its committees are functioning effectively. The full Board of Directors will discuss the evaluation report to determine what, if any, action could improve Board and Board committee performance. The Board of Directors, with the assistance of the Nominating & Governance Committee, as appropriate, shall review these Corporate Governance Guidelines on an annual basis to determinate whether any changes are appropriate.

This assessment should be of the Board’s contribution as a whole and specifically review areas in which the Board and/or the management believes a better contribution could be made. Its purpose is to increase the effectiveness of the Board, not to target individual Board members.

Board Relationship to Senior Management

14.	Regular Attendance of Non-Directors at Board Meetings

The Board welcomes the regular attendance at each Board meeting of the executive officers of the Company and Board members will have complete access to the Company’s management from time to time as the Board requires to fulfill its obligations.

Meeting Procedures

15.	Selection of Agenda Items for Board Meetings

The Chairman and Chief Executive Officer will establish the agenda for each Board meeting and the Chairman of each committee shall set the agenda of the meetings of the applicable committee.

Each Board member is free to suggest the inclusion of item(s) on the agenda.

16.	Board Materials Distributed in Advance

It is the sense of the Board that information and data that is important to the Board’s understanding of the business be distributed in writing to the Board preferably at least one week before the Board meets. The management will make every attempt to see that this material is as brief as possible while still providing the desired information.

Directors must disclose to other Directors any potential conflicts of interest they may have with respect to any matter under discussion and, if appropriate, refrain from voting on a matter in which they may have a conflict

Committee Matters

17.	Number, Structure and Independence of Committees

The current Committee structure of the Company is set forth in the Bylaws. There will, from time to time, be occasions in which the Board may want to form a new Committee or disband a current Committee depending upon the circumstances. The current four Committees are Audit, Executive, Compensation and Nominating/Governance. The Committee membership, with the exception of the Executive Committee, will consist only of independent Directors.

18.	Assignment and Rotation of Committee Members

The Nominating/Governance Committee is responsible, after consultation with the Chairman and with consideration of the desires of individual Board members, for the assignment of Board members to various Committees.

It is the sense of the Board that consideration should be given to rotating Committee members periodically at about a five year interval, but the Board does not feel that such a rotation should be mandated as a policy since there may be reasons at a given point in time to maintain an individual Director’s Committee membership for a longer period.

19.	Frequency and Length of Committee Meetings

The Committee Chairman, in consultation with Committee members, will determine the frequency and length of the meetings of the Committee.

20.	Committee Agenda

The Chairman of the Committee, in consultation with the appropriate members of Management and staff, will develop the Committee’s agenda.

Each Committee will issue a schedule of agenda subjects to be discussed for the ensuing year at the beginning of each year (to the degree these can be foreseen). This forward agenda will also be shared with the Board.

Leadership Development

21.	Formal Evaluation of the Chief Executive Officer

The independent Directors should make an evaluation annually of the performance of the Chief Executive Officer, and it should be communicated to the Chief Executive Officer by the (non-executive) Chairman of the Board or the Lead Director.

The evaluation should be based for the most part on objective criteria including performance of the business, accomplishment of long-term strategic objectives, development of management, and efforts to build long-term value for the shareholders.

The evaluation will be used by the Compensation Committee in the course of its deliberations when considering the compensation of the Chief Executive Officer.

22.	Succession Planning

There should be an annual report by the Chairman on succession planning of persons into executive officer positions.

There should also be available, on a continuing basis, the Chief Executive Officer’s recommendation as a successor should he/she be unexpectedly disabled.

23.	Management Development

There should be an annual report to the Board by the Chief Executive Officer on the Company’s program for management development. This report should be given to the Board at the same time as the succession planning report noted previously.

24.	Amendment, Modification and Waiver

These Guidelines may be amended, modified or waived by the Board of Directors and waivers of these Guidelines may also be granted by the Nominating/Governance Committee, subject to the disclosure and other provisions of the Securities and Exchange Act of 1934, the rules promulgated thereunder and the applicable rules of the NASDAQ National Market.

Date:	July 2005

ANNEX B

OMEGA FLEX, INC.

CODE OF BUSINESS CONDUCT AND ETHICS

1.	Complying with Law

All employees, officers and directors of the Company should respect and comply with all of the laws, rules and regulations of the U.S. and other countries, and the states, counties, cities and other jurisdictions, in which the Company conducts its business or the laws, rules and regulations of which are applicable to the Company.

Such legal compliance should include, without limitation, compliance with the “insider trading” prohibitions applicable to the Company and its employees, officers and directors. Generally, employees, officers and directors who have access to or knowledge of material non-public information from or about the Company are not permitted to buy, sell or otherwise trade in the Company’s securities. This restriction extends to sharing or tipping others about such information, especially since the individuals receiving such information might utilize such information to trade in the Company’s securities. In addition, the Company has implemented trading restrictions to reduce the risk, or appearance, of insider trading. Company employees, officers and directors are directed to the Company’s Insider Trading Policy or to the Company’s Law Department if they have questions regarding the applicability of such insider trading prohibitions.

This Code of Business Conduct and Ethics does not summarize all laws, rules and regulations applicable to the Company and its employees, officers and directors. Please consult the Company’s Law Department and the various guidelines which the Company has prepared on specific laws, rules and regulations.

2.	Conflicts of Interest

All employees, officers and directors of the Company should be scrupulous in avoiding a conflict of interest with regard to the Company’s interests. A “conflict of interest” exists whenever an individual’s private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company. A conflict situation can arise when an employee, officer or director has personal or financial interests that may make it difficult to perform his or her Company work objectively and effectively. The acceptance, by any employee or member of his or her immediate family of any improper personal benefit from a third party who does business with the Company shall be considered a violation of this code. Loans to, or guarantees of obligations of, employees, officers and directors and their respective family members may create conflicts of interest. Federal law prohibits loans to directors and executive officers.

Conflicts of interest are prohibited as a matter of Company policy, except under guidelines approved by the Board of Directors or committees of the Board. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with higher levels of management or the Company’s Law Department. Any employee, officer or director who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor, manager or other appropriate personnel or consult the procedures described in this Code.

It is almost always a conflict of interest for a Company employee to work simultaneously for a competitor, customer or supplier. You are not allowed to work for a competitor as a consultant or board member. The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf.

3.	Corporate Opportunity

Employees, officers and directors are prohibited from (a) taking for themselves personally opportunities that properly belong to the Company or are discovered through the use of corporate property, information or position; (b) using corporate property, information or position for personal gain; and (c) competing with the Company. Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

4.	Confidentiality

Employees, officers and directors of the Company must maintain the confidentiality of confidential information entrusted to them by the Company or its suppliers or customers, except when disclosure is authorized by the Law Department or required by laws, regulations or legal proceedings. Whenever feasible, employees, officers and directors should consult the Law Department if they believe they have a legal obligation to disclose confidential information. Confidential information includes all non-public information that might be of use to competitors of the Company, or harmful to the Company or its customers if disclosed.

5.	Fair Dealing

We seek to outperform our competition fairly and honestly. We seek competitive advantage through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited.

6.	Protection and Proper Use of Company Assets

All employees, officers and directors should protect the Company’s assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company’s profitability. All Company assets should be used for legitimate business purposes.

7.	Accounting Complaints

The Company’s policy is to comply with all applicable financial reporting and accounting regulations applicable to the Company. If any employee, officer or director of the Company has concerns or complaints regarding questionable accounting or auditing matters of the Company, then he or she is encouraged to submit those concerns or complaints (anonymously, confidentially or otherwise) to the Audit Committee of the Board of Directors (which will, subject to its duties arising under applicable law, regulations and legal proceedings, treat such submissions confidentially.) Such submissions may be through the toll free telephone number established for this purpose; through the compliance reporting system on the Company’s internet web page; or in writing to the attention of the Audit Committee, or any director who is a member of the Audit Committee, at the principal executive offices of the Company.

8.	Reporting Any Illegal or Unethical Behavior

Employees are encouraged to talk to supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and, when in doubt, about the best course of action in a particular situation. Employees, officers and directors who are concerned that violations of this Code or that other illegal or unethical conduct by employees, officers or directors of the Company have occurred or may occur should either contact their supervisor or superiors. If they do not believe it appropriate or are not comfortable approaching their supervisors or superiors about their concerns or complaints, then they may contact either the Law Department of the Company or the Audit Committee or Nominating &

Governance Committee of the Board of Directors of the Company. If their concerns or complaints require confidentiality, including keeping their identity anonymous, then this confidentiality will be protected, subject to applicable law, regulation or legal proceedings.

9.	Gifts or Payments: Foreign Corrupt Practices Act

The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly to foreign government officials or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country. In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. The Company’s Law Department can provide guidance to you in this area.

The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should be offered, given, provided or accepted by any Company employee, family member of an employee or agent unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff and (5) does not violate any laws or regulations. Please discuss with your supervisor any gifts or proposed gifts which you are not certain are appropriate.

10.	No Retaliation

The Company will not permit retaliation of any kind by or on behalf of the Company and its employees, officers and directors against good faith reports or complaints of violations of this Code or other illegal or unethical conduct.

11.	Public Company Reporting; Books and Records

As a public company, it is of critical importance that the Company’s filings with the Securities and Exchange Commission be accurate and timely. Depending on their position with the Company, an employee, officer or director may be called upon to provide necessary information to assure that the Company’s public reports are complete, fair and understandable. The Company expects employees, officers and directors to take this responsibility very seriously and to provide prompt accurate answers to inquiries related to the Company’s public disclosure requirements.

All of the Company’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company’s transactions and must conform both to applicable legal requirements and to the Company’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation.

Records should always be retained or destroyed according to the Company’s record retention policies. In accordance with those policies, in the event of litigation or governmental investigation please consult the Company’s Law Department.

12.	Employment and the Work Place

Company policy prohibits all unlawful discrimination against any employee or applicant for employment; indeed, the Company has long been committed to the proposition that all employees be treated with dignity and respect. Violation of the policy may not only be illegal, but it may also violate the core values of the Company. All employees are encouraged to discuss any concerns they may have with their immediate manager, human resources personnel, or higher management, as warranted. Alternatively, such concerns may be forwarded on a confidential or anonymous basis to corporate headquarters in Westfield, Massachusetts by mail, telephone, or other systems the Company has established for the handling of confidential concerns.

13.	Amendment, Modification and Waiver

This Code may be amended, modified or waived by the Board of Directors and waivers may also be granted by the Nominating & Governance Committee, subject to the disclosure and other provisions of the Securities Exchange Act of 1934, and the rules thereunder and the applicable rules of the NASDAQ National Market.

Dated:	July 2005

ANNEX C

OMEGA FLEX, INC.

CHARTER OF THE NOMINATING/GOVERNANCE COMMITTEE

A.

Purpose: The primary function of the Committee is to recommend to the Board and the Company’s shareholders nominees for election or appointment to the Board. Consistent with this function, the Committee should also establish criteria relating to the skills, experience, values and independence desirable for a potential nominee to the Board. Finally, the Committee is responsible for establishing and maintaining a set of corporate governance principles by which the Board and its committees will operate.

B.

Committee Membership and Procedure: The Committee will consist of at least three members of the Board, each of whom shall be “independent” as defined in the Corporate Governance Guidelines. The Board shall appoint the members of the Committee annually, considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate.

The members of the Nominating/Governance Committee shall serve until their successors are appointed and qualify, and shall designate the Chairman of the Committee. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new member(s) satisfying the above requirements. Except as expressly provided in this Charter or the by-laws of the Company or the Corporate Governance Guidelines of the Company, the Committee shall fix its own rules of procedure.

C.	Meetings: The Committee shall meet, either in person or telephonically, at least annually, and as necessary in the Committee’s discretion to fulfill its responsibilities.

D.	Committee Authority and Responsibilities: The Committee shall have the power and the duty to:

(1)

Recommend to the Board the names of qualified individuals to be nominated for election as Directors to the Board and the membership and chairman of each Board committee (subject to applicable law or rules, or the charter of the other committees); and to consider nominations for Board membership submitted by shareholders in accordance with the notice, provisions and procedures set forth in the Company’s By-laws.

(2)	Establish guidelines for membership on the Board of Directors and its several committees, including factors relating to skills, experience, expertise, values and independence.

(3)	Evaluate Company policies relating to the recruitment of Directors, including insurance and indemnification, and to make recommendations to the Board.

(4)

Review and make recommendations to the Board regarding composition and structure of the Board and its several committees, including recommending terms of office and retirement policies for non-employee Directors.

(5)	Retain and terminate any search firm to be used to identify Director candidates, including the exclusive sole authority to approve such firm’s fees and terms.

(6)	Develop and recommend to the Board a set of corporate governance principles to guide the Board in carrying out its duties.

(7)	Oversee the process by which the Board of Directors conducts an annual self-evaluation.

E.	Evaluation: The Committee shall, on an annual basis, conduct a performance evaluation of its activities in the prior twelve-month period and shall review the adequacy of this Charter.

Date:	July 2005

ANNEX D

OMEGA FLEX, INC.

CHARTER OF THE AUDIT COMMITTEE

A.

Purpose: The primary function of the Audit Committee is to assist the Board of Directors in its oversight over (a) the financial controls and statements of the Company, (b) the Company’s compliance with legal and regulatory requirements, (c) the audit functions of the Company’s independent auditors and internal audit departments, and (d) preparation of a report by the Committee which must be included by law in the Company’s annual proxy statement.

B.

Committee Membership and Procedure: The Audit Committee shall consist of at least three members of the Board. Each of the Committee members must be (a) independent, and (b) financially literate (as such terms are defined by applicable law or exchange rule) at the time of appointment to the Committee, or become financially literate in a reasonable amount of time after appointment to the Committee. At least one member of the Committee should have a level of education, training or experience resulting in a level of financial sophistication. A member of the Audit Committee may not receive compensation from the Company in the form of consulting, advisory or other compensatory fees. No member of the Committee may serve more than three audit committees of other public companies, without the prior consent of the Board. The Board of Directors shall appoint the members of the Audit Committee, considering the recommendation of the Nominating and Corporate Governance Committee and the views of the Chairman of the Board and CEO. The Board may at any time change the membership of the Audit Committee and fill any vacancies.

C.	Meetings: The Audit Committee shall meet a minimum of four times during each calendar year, and as necessary at the discretion of the Committee.

D.

Committee Authority and Responsibilities: The Audit Committee represents the Board of Directors and discharges its responsibility of oversight of the financial reporting process by carrying out the functions listed below. The existence of the Committee does not alter the responsibilities of the Company’s management and the independent auditors with respect to the accounting and internal control functions of the Company, and the preparation and presentation of its financial statements. The principal responsibilities and duties of the Committee are:

(1)

Review and discuss with management and the public accountants the Company’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

(2)

Review and discuss with management and the public accountants the Company’s quarterly financial statements, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or similar disclosures, and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, prior to the filing of its Form 10-Q, including the results of the registered public accountants’ reviews of the quarterly financial statements.

(3)

Periodically review and discuss with management, the public accountants, and the internal audit manager, together and separately, the Company’s financial controls, financial statements, and any other accounting or auditing issue, as applicable, including without limitation (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the public accountants and the Company’s response to that letter; (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the public accountants’ activities or on access to requested information and management’s response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (f) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts and rating agencies.

(4)

Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

(5)

Obtain and review a report from the public accountants at least annually regarding (a) the registered public accountants’ internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the public accountants and the Company. Evaluate the qualifications, performance and independence of the public accountants, including a review and evaluation of the lead partner of the registered public accountant and taking into account the opinions of management and the Company’s internal auditors.

(6)

Ensure that the lead audit partner of the public accountants and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002, and further consider rotation of the public accountant firm itself.

(7)

Recommend to the Board policies for the Company’s hiring of employees or former employees of the public accountants who were engaged on the Company’s account (recognizing that the Sarbanes-Oxley Act of 2002 does not permit the CEO, controller, CFO or chief accounting officer to have participated in the Company’s audit as an employee of the public accountants during the preceding one-year period).

(8)	Discuss with the public accountants any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement.

(9)	Discuss with management and the public accountants any accounting adjustments that were noted or proposed by the registered public accountants but were passed (as immaterial or otherwise).

(10)	Ensure that the Company maintains an internal audit function and discuss with the public accountants the internal audit department and its audit plan, responsibilities, budget and staffing. Review adequacy of internal control process, and results of implementation of the policies and procedures.

(11)

Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(12)

Review disclosures made by the Company’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

(13)

Review any reports of the registered public accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the registered public accountants any information with respect to illegal acts in accordance with Section 10A.

(14)

Audit Committee shall be empowered to engage such independent advisors, including without limitation, legal, accounting or financial consultants, as the Committee may determine to carry out its duties. The Committee shall promptly advise the Board of Directors of any such engagement, and the Company will provide the Audit Committee with sufficient funds to enter into such relationships.

E.	Evaluation: The Committee shall, on an annual basis, conduct a performance evaluation of its activities in the prior time period and shall review the adequacy of this charter.

F.

Limitation of Audit Committee’s Roles: Notwithstanding the foregoing, it is not the Audit Committee’s duty to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate or prepared in accordance with generally accepted accounting principles. These are the responsibilities of management and the Company’s independent auditors.

Dated: July 2005

ANNEX E

OMEGA FLEX, INC.

CHARTER OF THE COMPENSATION COMMITTEE

A.

Purpose: The Compensation Committee shall (1) discharge the Board’s responsibilities relating to compensation of the Company’s executives and (2) produce an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations.

B.

Committee Membership and Procedure: The Compensation Committee shall consist of no fewer than three members. Each member of the Compensation Committee shall satisfy the independence requirements of the NASDAQ National Market. The Board shall appoint the members of the Compensation Committee annually, considering the recommendation of the Nominating/Governance Committee annually, and further considering the views of the Chairman of the Board and the Chief Executive Officer as appropriate.

The members of the Compensation Committee shall serve until their successors are appointed and qualify, and shall designate the Chairman of the Compensation Committee. The Board shall have the power at any time to change the membership of the Compensation Committee and to fill vacancies in it, subject to such new member(s) satisfying the above requirements. Except as expressly provided in this Charter or the by-laws of the Company or the Corporate Governance Guidelines of the Company, the Compensation Committee shall fix its own rules of procedure.

C.	Meetings: The Committee shall meet, either in person or telephonically, at least annually, and as necessary in the Committee’s discretion to fulfill its responsibilities.

D.	Committee Authority and Responsibilities:

(1)

The Compensation Committee shall review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation.

(2)

In determining the long-term incentive component of CEO compensation, the Compensation Committee should consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years.

(3)

The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

(4)	The Compensation Committee shall make recommendations to the Board with respect to compensation of the other executive officers of the Company, incentive compensation plans and equity-based plans.

(5)

The Compensation Committee shall recommend ratification by the stockholders of any stock bonus, stock option or other equity-based incentive plans and will consider the recommendation of the CEO with respect to any awards under such plans, including amendments to the awards made under any such plans, and will forward such recommendations to the Board of Directors for final approval.

(6)	The Compensation Committee shall review and make recommendations with respect to performance or operating goals for participants in the Company’s incentive plans.

(7)	The Compensation Committee shall make regular reports to the Board.

(8)

The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Compensation Committee shall annually review its own performance.

(9)	The Compensation Committee may form and delegate authority to subcommittees when appropriate.

(10)	The Compensation Committee shall review and make recommendations to the Board on the overriding compensation philosophy for the Company.

(11)

The Compensation Committee shall meet annually with the CEO to receive the CEO’s recommendations concerning performance goals and the CEO’s evaluation of the Company’s progress toward meeting those goals.

(12)

The Compensation Committee shall annually review and approve, for the CEO and the senior executives of the Company, (1) employment agreements, severance arrangements, and change in control agreements or provisions, in each case, when and if appropriate, and (2) any special or supplemental benefits.

(13)	Recommend Board compensation to the Board of Directors.

E.	Evaluation: The Committee shall, on an annual basis, conduct a performance evaluation of its activities in the prior time period and shall review the adequacy of this charter.

Dated:	July 2005

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